Exhibit 4



         Number                                                           Shares



                            [CNB Holdings, Inc. Logo]





                          COMMON STOCK $5.00 PAR VALUE
                          10,000,000 SHARES AUTHORIZED




         This Certifies that  ___________________________________________ is the
owner                                                                         of
______________________________________________________________________________
fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated____________________________





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          Secretary                                     President